UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2024

STARGUIDE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-237681	61-1817627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifica-tion No.)

300 E 2nd St

Ste 1510PMB 5010

Reno, NV 89501

  (Address of Principal Executive Offices)

(702) 664-0097

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 1, 2024, Starguide Group Inc. (the “Company”) appointed Mr Hidayatur Rahman to the Board of Directors, effective immediately.

Mr Rahman, age 38, has extensive experience with programming (specifically, PHP, Dart and Javascript) and web development. He currently serves as Senior Programmer at Envato Pty Ltd, and is tasked with building and maintaining the platform’s web application and cross-platform application, primarily using PHP and Flutter. Before moving to Envato, Mr Rahman was Designer and Programmer Head at Teranosh Tech, and was in charge of coding, testing and programming. Mr Rahman obtained his Bachelor of Science in Computer Science at the University of Malang.

Item 8.01 Other Events

On July 15, 2024, the Company has announced the launch of LiveAI, its Chatbot/conversational agent platform.

LiveAI (website located at liveai.livelead.tech) aims to fill the growing need for automated tools to handle customer service and sales interactions in the market today. LiveAI seeks to provide businesses with the ability to engage with customers, enhance customer satisfaction, and increase sales conversion ratios, while reducing operational costs at the same time.

With LiveAI, the Company has entered the Chatbot/conversational agent market, and will work towards growing its market share in this industry.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARGUIDE GROUP, INC.

Date: July 15, 2024	By:	/s/ Lu Mei Xian
Name: Lu Mei Xian
Title: President

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